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                                                                     EXHIBIT 3.1

                              State of Delaware

                      Office of the Secretary of State

                   ---------------------------------------

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "HARDY OIL & GAS USA INC.", CHANGING ITS NAME FROM "HARDY OIL & GAS USA INC." TO "MARINER ENERGY, INC.", FILED IN THIS OFFICE ON THE TWELFTH DAY OF JUNE, A.D. 1996, AT 2 O'CLOCK P.M.









                     [GREAT SEAL OF THE STATE OF DELAWARE]


























                            [SEAL]      /s/ EDWARD J. FREEL
                                        -------------------------------------
                                        Edward J. Freel, Secretary of State

2014213 8100                            AUTHENTICATION:       8001073

960185182                                         DATE:       06-25-96
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                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

Hardy Oil & Gas USA Inc., a Delaware corporation, does hereby certify that:

1. The name of the corporation is Hardy Oil & Gas USA Inc. (the "Corporation"), and was originally incorporated under the name of "Trafalgar House Oil and Gas Inc." and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the state of Delaware on August 3, 1983.

2. Pursuant to the provisions of Section 141(f) of the Delaware General Corporation Law, the Board of Directors of the Corporation, by unanimous written consent, adopted resolutions proposing and declaring advisable and in the best interests of the Corporation to amend and restate the Certificate of Incorporation of the Corporation as set forth in the Amended and Restated Certificate of Incorporation attached hereto as Annex A (the "Restated Certificate of Incorporation"), and recommended the adoption of the Restated Certificate of Incorporation by the sole stockholder of the Corporation.

3 Thereafter, pursuant to the provisions of Section 228 of the Delaware General Corporation Law, the holder of all the authorized and outstanding capital stock of the Corporation executed its written consent to the adoption of the Restated Certificate of Incorporation.

4. The Restated Certificate of Incorporation has been duly adopted in accordance with Section 242 and Section 245 of the Delaware Corporation Law.

         I, THE UNDERSIGNED, being the President of the Corporation, do make this certificate, hereby declaring that this is my act and deed and that the facts herein stated are true and accordingly have hereunto set my hand as of the 7th day of June, 1996.


                                        /s/ ROBERT E. HENDERSON
                                        ------------------------------------
                                        Robert E. Henderson
                                        President





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                                                                         ANNEX A


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              MARINER ENERGY, INC.

                                   * * * * *


                                   ARTICLE I.

         The name of the corporation is Mariner Energy, Inc.

                                  ARTICLE II.

         The registered office of this corporation in the State of Delaware is located at 1209 Orange Street in the City of Wilmington, County of New Castle. The name and address of its registered agent are The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware.

                                  ARTICLE III.

         The nature of the business or purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Laws of Delaware.

                                  ARTICLE IV.

         1. The total number of shares of stock which this corporation shall have authority to issue is one thousand (1,000) shares, all of which are to be of the par value of $1.00 each and all of one class and all to be designated as the Common Stock of the corporation.






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         2.      The shares of Common Stock may be issued from time to time for such consideration, no less than the par value thereof and upon such terms as from time to time shall be determined by the Board of Directors.

                                   ARTICLE V.

         The corporation shall have perpetual existence.

                                  ARTICLE VI.

         The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever, and shall be exempt from corporate liability.

                                  ARTICLE VII.

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized, subject to the provisions of that certain Stockholders' Agreement dated April 2, 1996, between Enron Capital & Trade Resources Corp., Mariner Holdings, Inc. (formerly named Mystery Acquisition, Inc.), Robert E. Henderson, Richard R. Clark, Michael W. Strickler and D. S. Huber, as amended and as it may be amended from time to time (the "Stockholders' Agreement"):

         (a) To make, alter, amend and rescind the Bylaws of this corporation.

         (b) To set apart out of any of the available funds of this corporation such reserves for proper purposes as the Board of Directors may deem expedient, and to abolish any such reserves.

         (c) To determine the use and distribution of any surplus and net profits.

         (d) To authorize and cause to be executed and delivered, without limit as to amount, mortgages and instruments of pledge of, and other instruments creating liens upon, the real and personal property of this corporation.





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         (e)     From time to time, to determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of this corporation (other than the stock ledger) or any of them, shall be open to inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of this corporation, except as conferred by statute, or authorized by the directors or by a resolution of the stockholders.

         (f) By resolution or resolutions, passed by a majority of the whole Board, to designate one or more committees, each committee to consist of two or more of the directors of this corporation, which, to the extent provided in said resolution or resolutions or in the Bylaws of this corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of this corporation, and may have power to authorize the seal of this corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the Bylaws of this corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

         (g) When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting powers given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority to sell, lease or exchange all of the property and assets of the corporation, including its goodwill, upon such terms and conditions and for such considerations, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations as its Board of Directors shall deem expedient and for the best interests of the corporation.





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         This corporation may in its Bylaws confer powers and authority upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon it by statute.

                                 ARTICLE VIII.

         No contract or other transaction between this corporation and any other corporation and no act of this corporation shall in any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors of such other corporation.

                                  ARTICLE IX.

         The stockholders and Board of Directors shall have power, if the Bylaws so provide, to hold their meetings and to keep the books of this corporation (except such as are required by the laws of the Delaware to be kept in Delaware) and documents and papers of this corporation outside the State of Delaware and have one or more offices within or without the State of Delaware at such places as may be designated from time to time by the Board of Directors.

                                   ARTICLE X.

         1. Subject to the provisions of the Stockholders' Agreement, the number of directors of this corporation shall be specified in the Bylaws and such number may be increased or decreased from time to time in such manner as may be prescribed in the Bylaws. The directors need not be stockholders, subject to the provisions of the Stockholders' Agreement.

         2. In case of an increase in the number of directors, the additional directors may be elected by the Board of Directors to hold office until the next annual meeting of the stockholders and until their successors are elected and qualified. In case of





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vacancies in the Board of Directors, a majority of the remaining directors may elect directors to fill such vacancies, subject to the provisions of the Stockholders' Agreement.

         3. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of laws, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transactions from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the date of filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by Delaware General Corporation Law as so amended. Any repeal or modification of this paragraph 3 by stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

         4. Each person who was or is made a party or is threatened to made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or consultant of the corporation or is or was serving at the request of the corporation as a director, officer, employee, consultant or agent of





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another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, consultant or agent or in any other capacity while serving as a director, officer, employee, consultant or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee, consultant or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph 5 hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation; provided further, however, that the corporation shall not be obligated to indemnify any employee of the corporation who is not an officer or director of the corporation under this paragraph 4 if the employee's involvement in the action, suit or proceeding is determined by a court of competent jurisdiction to have been due to the employee's gross negligence or willful misconduct. The right to indemnification conferred in this Section shall be a contract right and shall include the





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right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director, officer, employee or consultant in such capacity (and not in any other capacity in which service was or is rendered by such person) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this Section or otherwise.

         5. If a claim under paragraph 4 of this Article X is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including the Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth





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in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         6. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         7. The corporation may maintain insurance, at its expense, to protect itself and any director, employee, consultant or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                                  ARTICLE XI.

         Subject to the provisions of the Stockholders' Agreement, this corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.





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